Exhibit 99.1

ARTHUR PENN IS DEPARTING

APOLLO INVESTMENT CORPORATION

TO PURSUE ENTREPRENEURIAL OPPORTUNITIES

AND IS SUCCEEDED BY JAMES ZELTER

AS PRESIDENT AND CHIEF OPERATING OFFICER

Patrick Dalton and Edward Tam

have been elected Executive Vice Presidents

NEW YORK — November 30, 2006 — John Hannan, Chairman and Chief Executive Officer of Apollo Investment Corporation (NASDAQ: AINV), today announced that James Zelter, currently a member of the investment committee of the management company of AINV, was elected President and Chief Operating Officer of AINV succeeding Arthur Penn. Mr. Zelter will also remain in his role as Managing Partner of Apollo Management’s capital markets business.

“Jim Zelter has over twenty years of investment experience and we look forward to continuing to benefit from his capital markets experience in his new role” said John Hannan. “We are very pleased with the strength and depth of the investment team that we have built over the last three years and believe that Jim will further strengthen the team.”

Mr. Penn, who is leaving to pursue entrepreneurial opportunities in the investment area, said, “Starting about three years ago, our goal was to build a new company that would focus on bringing capital to the middle market. Apollo Investment Corporation is a leader in financing middle market companies; the investment portfolio is performing well and has generated consistently strong returns for our shareholders. The Company is now fully built and has a proven business that is firmly established. It is an opportune time for a change that allows me to pursue entrepreneurial opportunities.”

“We appreciate Art’s significant contributions to Apollo and wish him well in his future endeavors. I’m confident he will continue to find success,” said Leon Black, founding partner of Apollo Management.

John Hannan also announced that Patrick Dalton and Edward Tam have been elected Executive Vice Presidents of Apollo Investment Corporation. Messrs. Dalton and Tam joined Apollo Investment Management in 2004 at its inception and currently lead a team responsible for sourcing transaction opportunities and overseeing portfolio development.

“Patrick and Ed have been important drivers of Apollo Investment Corporation’s strong performance since its launch in 2004 and I am pleased to recognize that with these appointments,” said John Hannan.

James Zelter joined Apollo Management in May 2006. From 1994 to 2006, he was with Citigroup and its predecessor companies, where he was responsible for the global expansion and strong financial performance of the Special Situations Investment Group, a proprietary investment group he founded within Citigroup’s Fixed Income Division.

From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for the firm’s global high yield leveraged finance business.

Patrick Dalton joined Apollo in 2004. Before joining Apollo, Mr. Dalton was a Vice President in Goldman Sachs & Co.’s Principal Investment Arena with a focus on mezzanine investing. Previously, from 1990 to 2000, Mr. Dalton was a Vice President at Chase Manhattan Bank, most recently in the Acquisitions Finance Department.

Edward Tam joined Apollo in 2004. Before joining Apollo, from 1991 to 1999, Mr. Tam was a member of the corporate finance group at Donaldson Lufkin & Jenrette. In 1999, Mr. Tam joined DLJ Investment Partners, a mezzanine fund and was promoted to Director in 2002.

ABOUT APOLLO INVESTMENT CORPORATION

Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. The Company invests primarily in mezzanine loans and senior secured loans in furtherance of its business plan and also invests in the equity of portfolio companies. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

Contact:

Richard L. Peteka

Apollo Investment Corporation

(212) 515-3488

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